Exhibit 99



                           CERTIFICATE
                           -----------

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned chief executive and chief financial officers of Phillips Petroleum Company (File No. 1-720) certify that:

     (a) the accompanying report of Phillips Petroleum Company on Form 10-Q for the quarter ended June 30, 2002, fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (b) the information contained in the report fairly presents, in all material respects, Phillips Petroleum Company's financial condition and results of operations.


Dated: August 9, 2002




/s/ J. J. Mulva
-----------------------------------------
J. J. Mulva
Chairman of the Board of Directors and
Chief Executive Officer



/s/ John A. Carrig
-----------------------------------------
John A. Carrig
Senior Vice President and Chief Financial Officer


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